 Exhibit 99.1

FOR IMMEDIATE RELEASE

ASTEC ENTERS INTO DEFINITIVE AGREEMENT TO SELL ROADTEC BUSINESS TO KOMATSU

•	Sharpens focus on our higher margin product portfolio, accelerating progress towards Astec’s 2030 strategic objectives

•	Enterprise value of $75 million, subject to customary closing adjustments

•	Expected to be accretive to annualized EPS through the divestiture of a business generating operating losses and to improve the Company’s adjusted EBITDA margin by approximately 200 basis points

•	Strengthens financial flexibility to support organic growth and strategic investments

CHATTANOOGA, Tenn. (November 12, 2026) – Astec Industries, Inc. (Nasdaq: ASTE) (“Astec” or the “Company”) today announced that it has entered into a definitive agreement to sell its road construction equipment business, including the Roadtec and Carlson brands (the “Roadtec Business”), to Komatsu America Corp., a subsidiary of Komatsu Ltd. (collectively, “Komatsu”), for an enterprise value of $75 million, subject to customary closing adjustments.

The Roadtec Business, based in Chattanooga, Tennessee, designs, manufactures and supports equipment used in road construction and resurfacing, including highway-class and commercial-class asphalt pavers, paver screeds, Shuttle Buggy® material transfer vehicles and cold planers, as well as related aftermarket parts and rebuild services.

The Roadtec Business, which is reported within Astec’s Infrastructure Solutions segment, generates approximately $145 million in annualized revenue. The divestiture is expected to eliminate associated operating losses and be accretive to Astec’s annualized EPS.

Use of Proceeds

Astec expects to realize approximately $65 million in total expected cash proceeds and tax benefits associated with the sale. The cash proceeds are expected to strengthen Astec’s balance sheet and provide additional financial flexibility to invest in its core businesses and pursue strategic acquisitions, consistent with the Company’s disciplined capital allocation strategy.

The divestiture will also enable Astec to further prioritize investment in its core asphalt, aggregates and concrete platforms, as well as growth opportunities in recycling, digital solutions and mining.

Jaco van der Merwe, Astec President and Chief Executive Officer, said, “The Roadtec Business has been an important part of Astec, and I want to thank our Roadtec employees for their dedication and contributions and our customers for their partnership and loyalty over the years. We are pleased to have entered into this agreement with Komatsu, a strategic buyer who values the Roadtec brand, technology, engineering expertise and team members. This transaction is consistent with our strategy to sharpen our portfolio focus, drive sustainable margin expansion and allocate capital toward our core businesses and long-term growth opportunities.”

The transaction is expected to close in the first quarter of 2027, subject to customary closing conditions.

Evercore is serving as financial advisor to Astec, and Alston & Bird LLP is serving as legal counsel.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec’s manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include aggregate processing, mining and recycling equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Forward-Looking Statements

This News Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the anticipated benefits, financial effects and timing of the proposed divestiture of the Roadtec Business. Statements in this News Release that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “forecast,” “management is of the opinion,” use of the future tense and similar words or phrases. These forward-looking statements are based largely on management’s expectations, which are subject to a number of known and unknown risks, uncertainties and other factors. These risks and uncertainties include, but are not limited to: the timing to consummate the divestiture of the Roadtec Business and the risk that the divestiture of the Roadtec Business may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive agreement; the risk that the conditions to the closing of the divestiture of the Roadtec Business may not be satisfied or waived; the diversion of management’s time on transaction-related issues; the ability to successfully divest the Roadtec Business and realize the anticipated benefits of the divestiture of the Roadtec Business, including cost savings and other efficiencies from the divestiture of the Roadtec Business; and other risks discussed and described in Astec’s most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A, “Risk Factors,” thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission. All forward-looking statements included in this News Release are based on information available to us on the date hereof, and Astec assumes no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

For Additional Information Contact:

Steve Anderson

Senior Vice President of Administration and Investor Relations

Phone: (423) 899-5898

E-mail: sanderson@astecindustries.com